As filed with the Securities and Exchange Commission on January 20, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INCREDIMAIL LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4 HaNechoshet Street, Tel Aviv, Israel	69710
(Address of Principal Executive Offices)	(Zip Code)

THE 2003 ISRAELI SHARE OPTION PLAN
(Full title of the plan)
IncrediMail Inc. 211 East 43rd Street, Suite 2300 New York, NY 10017
(Name and address of agent for service)
(212)682-1995
(Telephone number, including area code, of agent for service)
Copy to:
David H. Schapiro Yigal Arnon & Co. 1 Azrieli Center Tel Aviv, Israel Tel: (+972) 3 608 7856 Fax: (+972) 3 608-771416

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	1,000,000	$7.705	(2)	$7,705,000	$895

(1)
This registration statement shall also cover such indeterminate number of Ordinary Shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions effected without the registrant's receipt of consideration, which transactions result in an increase in the number of outstanding Ordinary Shares of the registrant, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) and (h) under the Securities Act, the average of the high and low sale prices of the Ordinary Shares on the Nasdaq Global Market on January 19, 2011 with respect to 1,000,000 Ordinary Shares subject to future grants under the plan underlying this registration statement.

EXPLANATORY NOTE

This Registration Statement is filed by Incredimail Ltd. (the “Registrant” or “we”) in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 1,000,000 Ordinary Shares, par value NIS 0.01 per share, of the Registrant, which are reserved for offer and sale under the 2003 Israeli Share Option Plan (the “Plan”), such that following such registration a total of 3,368,000 Ordinary Shares shall be reserved for offer and sale under the Plan.

The contents of the registrant’s Registration Statement on Form S-8, File No. 333-133968, filed with the Securities and Exchange Commission on May 10, 2006, and the Registration Statement on Form S-8 333-152010, filed with the Securities and Exchange Committee on June 30, 2008, are hereby incorporated by reference into this Registration Statement with the exception of Exhibits 5.1, 23.1, 23.2, and 24.1, which are provided herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Our Annual Report on Form 20-F for the fiscal year ended December 31, 2009; and

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2009.

In addition, all subsequent annual reports filed on Form 20-F prior to the termination of this offering are incorporated by reference into this Registration Statement. Also, we may incorporate by reference our future reports on Form 6-K by stating in those Forms that they are being incorporated by reference into this prospectus.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global
24.1	Power of Attorney (see Page II-2 of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on this 20th day of January 2011.

INCREDIMAIL LTD.
By:	/s/ Josef Mandelbaum
Name: Josef Mandelbaum
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Josef Mandelbaum and Yacov Kaufman, and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Josef Mandelbaum Josef Mandelbaum	Chief Executive Officer and Director (principal executive officer)	January 20, 2011
/s/ Yacov Kaufman Yacov Kaufman	Chief Financial Officer (principal financial and accounting officer)	January 20, 2011
/s/ Tamar Gottlieb Tamar Gottlieb	Chairperson and Director	January 20, 2011
/s/ Ofer Adler Ofer Adler	Director	January 20, 2011
/s/ Aric Czerniak Aric Czerniak	Director	January 20, 2011
/s/ David Jutkowitz David Jutkowitz	Director	January 20, 2011
/s/ Avichay Nissenbaum Avichay Nissenbaum	Director	January 20, 2011
/s/ Arik Ramot Arik Ramot	Director	January 20, 2011

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of IncrediMail Ltd., has signed this Registration Statement on Form S-8 on January 20, 2011.

INCREDIMAIL INC.
By:	/s/ Josef Mandelbaum
Name: Josef Mandelbaum Title: Chief Executive Officer

EXHIBIT INDEX

Description

5.1	Opinion of Yigal Arnon & Co..
23.1	Consent of Yigal Arnon & Co. (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global.
24.1	Power of Attorney (see Page II-2 of this Registration Statement).